UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 12, 2015

Date of Report (Date of earliest event reported)

Abtech Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52762	14-1994102
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

4110 North Scottsdale Road, Suite 235

Scottsdale, Arizona 85251

(Address of Principal Executive Offices)

(480) 874-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise indicated in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Abtech Holdings, Inc., a Nevada corporation, and, unless the context otherwise requires, its majority owned subsidiary, AbTech Industries, Inc., a Delaware corporation.

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On May 12, 2015, the Company received notice from the County of Nassau Department of Public Works suspending all work under the Company’s $12 million storm water drainage contract with Nassau County (the “Contract”) until such time, if at all, as the County notifies AbTech in writing that the County has lifted the work suspension. If the County of Nassau does not lift the suspension, AbTech will be materially adversely affected. On April 17, 2015, the Company issued a release addressing the fact that AbTech and the Contract with Nassau County had been mentioned in reports of a grand jury investigation of a New York Senator and his son. The son had been engaged by Abtech as an independent contractor to assist in securing the Contract. On May 4, 2015, it was announced that a federal complaint had been filed alleging that, among other things, the Senator and his son engaged in unlawful practices in connection with the award of the Contract to AbTech. AbTech is not a target of the criminal proceedings, and intends to continue to fully cooperate with federal investigator’s request for information.

Section 8 – Other Events

Item 8.01 Other Events.

On May 6, 2015, AbTech received notice that its previously announced teaming agreement with Corvias Solutions for the joint development of large stormwater infrastructure projects was being terminated. On May 12, 2015, AbTech waived the notice period for termination of the agreement and the parties mutually agreed to make the termination effective immediately. The collaboration between AbTech and Corvias had not yet produced any significant revenues and the teaming agreement is not considered a Material Definitive Agreement for purposes of disclosure in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015	ABTECH HOLDINGS, INC.

	By:	/s/ Glenn R. Rink
Glenn R. Rink,
Chief Executive Officer and President

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